Exhibit FS-7

                           Virginia Natural Gas, Inc.
                                    35-Cert
                                  Balance Sheet
                              as of March 31, 2002
                                   In millions
ASSETS
Current assets
        Cash and cash equivalents                              $ 0.7

        Receivables
           Gas                                                  24.4
           Other                                                (0.2)
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           Receivables - net                                    24.2
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        Intercompany receivables                                (2.5)
        Money pool                                              21.6
        Interest - money pool                                      -

        Unbilled revenues                                        8.2
        Inventories
           Natural gas stored underground                        2.3
           Materials and supplies                                0.5
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           Total inventories                                     2.8
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        Other current assets                                    34.2
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              Total current assets                              89.2
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Property, plant and equipment
        Property, plant and equipment                          545.5
        Less accumulated depreciation                          175.1
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              Property, plant and equipment - net              370.4
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Deferred debits and other assets
        Goodwill                                               176.2
        Unrecovered postretirement benefits costs                4.2
        Other assets                                             0.9
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              Total deferred debits and other assets           181.3
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                 Total assets                                $ 640.9
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LIABILITIES AND CAPITALIZATION
Current liabilities
        Accounts payable                                      $ 14.5
        Accrued taxes                                           18.3
        Accrued interest                                         0.2
        Accrued wages and salaries                               1.4
        Customer deposits                                       10.9
        Other current liabilities                               16.5
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           Total current liabilities                            61.8
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        Accumulated deferred income tax                          2.4
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Long-term liabilities
        Accrued other postretirement benefits costs             13.9
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           Total long-term liabilities                          13.9
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Capitalization
        Long-term debt                                         180.3
        Common shareholders' equity
           Common stock                                        360.4
           Earnings reinvested                                  22.1
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           Common shareholders' equity                         382.5
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           Total capitalization                                562.8
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              Total liabilities and capitalization           $ 640.9
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